FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

Information Systems Associates, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-049317
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7401 Wiles Road, Suite 232, Coral Springs, FL		33067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 840 0449

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2015, Information Systems Associates Inc., (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Duos Technologies, Inc., a Florida corporation (“Duos”), the Company and Duos Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement and subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Duos in a statutory reverse triangular merger (the “Merger”) with Duos surviving the Merger as a wholly owned subsidiary of the Company. Duos, which is based in Jacksonville, Florida, employs approximately 30 people and is a technology company with a strong portfolio of intellectual property, with core competencies that include advanced intelligent technologies that are delivered through its proprietary integrated enterprise command and control platform. If the Merger is consummated, at the closing of the Merger (the "Closing"), the Company will issue to Duos’ stockholders, in exchange for all of the issued and outstanding shares of Duos, such number of the Company’s common stock as shall equal, following such issuance, 96% of the Company’s issued and outstanding common stock.

Prior to the Merger, the Company intends to execute a recombination of its Class A and Class B Common stock into a single class and implement a reverse stock split in the ratio of 1 for 200 of the Company’s outstanding common stock.

The Merger Agreement contains customary representations, warranties and covenants of each of the parties. The consummation of the Merger is subject to various closing conditions. Either the Company or Duos may terminate the Merger Agreement if the Closing does not occur before March 15, 2015.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement itself, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The inclusion of the Merger Agreement with this report is not intended to provide investors with factual information other than the fact of the terms and conditions of the Merger Agreement. The representations and warranties included in the Merger Agreement were made by the parties for the purposes of allocating contractual risk among them and not as a means of establishing facts (and as such are subject to different standards of materiality and are qualified by a confidential disclosure letter). Only the parties to the agreement and specified have a right to enforce the Merger Agreement or rely on the representations it contains.

Item 7.01 Regulation FD Disclosure.

The Company is filing as Exhibit 99.2 to this Current Report on Form 8-K materials being used in connection with presentations to and conversations with investors beginning the date hereof (the “Investor Presentation”).

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.2 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(2)

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Merger Agreement, dated as of February 6, 2015, by and among Information Systems Associates, Inc. (“ISA”) Duos Technologies, Inc. and Duos Acquisition Corporation, a wholly owned subsidiary of ISA.
99.1	Press release by Information Systems Associates, Inc. on February 9, 2015
99.1	Joint Press Release, dated as of December 18,
99.2	Investor presentation slides to be used in connection with investor presentations
Powerpoint presentation given at Investor Conference on February 9, 2015

(3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

Date: February 9, 2015	By:	/s/ Adrian Goldfarb

Chief Financial Officer